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                                                                    EXHIBIT 99.1

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of ANR Pipeline Company:

In our opinion, the consolidated financial statements in the Index appearing under Item 14(a)(1) present fairly, in all material respects, the consolidated financial position of ANR Pipeline Company as of December 31, 2001, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 9, the Company changed its actuarial measurement date for measuring pension and other postretirement benefit obligations from December 31 to September 30.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 6, 2002